(d)(3)

                                     FORM OF

                              SUBADVISORY AGREEMENT

            THIS AGREEMENT is made as of February 23, 2007 among Atlas Funds (the "Trust") on behalf of each series of the Trust listed in Appendix A hereto, as amended from time to time (hereinafter referred to individually as a "Fund" and collectively as the "Funds"), Atlas Advisers, Inc. (the "Adviser"), and BlackRock Investment Management, LLC (the "Sub-Adviser").

            WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

            WHEREAS, the Trust has retained the Adviser to render investment management and administrative services to the Funds;

            WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in the provision of a continuous investment program for the Funds and the Sub-Adviser is willing to do so; and

            WHEREAS, the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. Appointment. The Adviser hereby appoints the Sub-Adviser to act as the sub-adviser to the Funds as permitted by the Adviser's Advisory Agreement with the Trust pertaining to the Funds. Intending to be legally bound, the Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

      2. Subadvisory Services. Subject to the resolutions of the Trust's Board of Trustees, the directives of the Adviser and the terms of the Funds' Prospectus and Statement of Additional Information delivered to the Sub-Adviser from time to time, the Sub-Adviser will assist the Adviser in providing a continuous investment program with respect to the Funds' portfolio, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. Adviser authorizes Sub-Adviser to: (i) buy, sell, exchange, convert, and otherwise trade and deal in any and all securities as Sub-Adviser may, in its discretion, select in its performance of duties hereunder; (ii) establish and deal through accounts with one or more parties, including, but not limited to, securities brokers and dealers, banks and custodians, as Sub-Adviser may select to effect the portfolio transaction contemplated herein; and (iii) vote proxies. The discretionary authority granted herein shall remain in full force and effect until Sub-Adviser receives written notice of its termination or the termination of this Agreement. The Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having exercised its discretionary authority hereunder. The Sub-Adviser will provide services under this Agreement, in its sole discretion and without prior consent of the Adviser, including but not limited to making investment decisions on behalf of the Funds and placing all orders for the purchase and sale of Funds' assets in accordance with the Funds' investment objectives, policies and restrictions as stated in the Funds' prospectus, statement of additional information and resolutions of the Trust's Board of Trustees applicable to the Funds ("Fund Documents"), as provided to the Sub-Adviser in writing by the Adviser from time to time. Until the Adviser delivers to the Sub-Adviser any supplements or amendments to the Fund Documents, the Sub-Adviser shall be fully protected in relying on the most recent versions of such documents previously furnished to the Sub-Adviser. In addition, Adviser shall furnish the Sub-Adviser with a certified copy of any financial statement prepared for the Trust with respect to the Funds by certified or independent auditors, and with copies of any financial statements made by the Trust to shareholders or to any state or federal regulatory agency. Adviser shall also inform the Sub-Adviser of the results of any audits or examinations by regulatory authorities pertaining to the Sub-Adviser's responsibilities for the Funds. Adviser further agrees to furnish the Sub-Adviser with any materials or information that the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement. The Adviser hereby acknowledges that in performing its obligations pursuant to this agreement Sub-Adviser will be acting in reliance on the information provided by Adviser relating to the financial condition, tax status, and investment objectives of the Funds.

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        Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds and
                      BlackRock Investment Management, LLC
                             Dated February 23, 2007

            Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it will, with respect to the Funds:

            (a) determine from time to time what securities and other investments will be purchased, retained or sold for the Funds;

            (b) place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer;

            (c) not purchase shares of the Funds for itself or for accounts with respect to which it exercises sole investment discretion in connection with such transactions except as permitted by the Trust's Board of Trustees or by federal, state and local law;

            (d)   manage the Funds' overall cash position;

            (e) attend periodic business and investment-related meetings with the Trust's Board of Trustees and the Adviser if reasonably requested to do so by the Trust and/or the Adviser, and such other meetings as may be mutually agreed;

            (f) respond to requests from the Adviser or the Funds' custodian for assistance in obtaining the Sub-Adviser's price sources or other information and analysis pertinent to pricing determinations for securities held by the Funds, for purposes of assisting the Trust in calculating net asset value of the Funds in accordance with valuation procedures and methods established by the Board of Trustees, for which determination of such net asset value the Trust hereby acknowledges and agrees that it shall have sole responsibility. However, Sub-Adviser shall have no obligation to obtain price sources or other information and analysis for securities held by the Funds if such securities are not also held by a portfolio managed by the Sub-Adviser;

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        Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds and
                      BlackRock Investment Management, LLC
                             Dated February 23, 2007

            (g) ensure that, if required, securities are identified for proper segregation and collateralization;

            (h) maintain books and records with respect to the securities transactions for the Funds, furnish to the Adviser and the Trust's Board of Trustees such periodic and special reports as they may reasonably request with respect to the Funds, and provide in advance to the Adviser all reports to the Board of Trustees for examination and review within a reasonable time prior to the Trust's Board meetings; and

            (i) vote proxies in accordance with such proxy policies and procedures as may be mutually agreed from time to time and provide such information regarding such proxies and its exercise of proxy voting authority as reasonably requested by the Adviser, including information sufficient to prepare annual proxy voting record filings with the Securities and Exchange Commission on Form N-PX.

            In addition, the Sub-Adviser shall have no power, authority, responsibility, or obligation hereunder to take any action with regard to any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in the Funds, including, without limitation, to file proofs of claim or other documents related to such proceedings (the "Litigation"), or to investigate, initiate, supervise, or monitor the Litigation involving Funds' assets, and the Adviser acknowledges and agrees that no such power, authority, responsibility or obligation is delegated hereunder. Nevertheless, the Sub-Adviser agrees that it shall provide the Adviser with any and all documentation or information relating to the Litigation as may reasonably be requested by the Adviser.

      3. Representations and Warranties.

            (a) The Sub-Adviser represents, warrants and agrees that it has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement. The Sub-Adviser represents, warrants and agrees that it is registered as an adviser under the Investment Advisers Act of 1940, as amended.

            (b) The Adviser hereby warrants and represents to the Subadviser that (i) it has obtained all applicable licenses, permits, registrations and approvals that may be required in order to serve in its designated capacities with respect to the Funds, and shall continue to keep current such licenses, permits, registrations and approvals for so long as this Agreement is in effect; (ii) it will immediately notify the Sub-Adviser of the occurrence of any event that would disqualify it from serving in its designated capacities with respect to the Funds; (iii) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Adviser and is a valid and binding agreement of the Adviser enforceable in accordance with its terms; and (iv) it has received a copy of the Sub-Adviser's Advanced Disclosure Statement ("Form ADV") at least 48 hours prior to the execution of this Agreement and has delivered a copy of the same to the Trust.

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        Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds and
                      BlackRock Investment Management, LLC
                             Dated February 23, 2007

      4. Covenants by the Sub-Adviser. The Sub-Adviser agrees that it will:

            (a) conform with all Rules and Regulations of the Securities and Exchange Commission;

            (b) to the extent reasonably requested by the Trust, use its best efforts to assist the Chief Compliance Officer of the Trust in respect of Rule 38a-1 under the 1940 Act, including, without limitation, providing the Chief Compliance Officer of the Trust with (i) current copies of the compliance policies and procedures of the Sub-Adviser in effect from time to time (including prompt notice of any material changes thereto),
                  (ii) a summary of such policies and procedures in connection with the annual review thereof by the Trust required under Rule 38a-1 of the 1940 Act, (iii) prompt notice of any material changes to such policies and procedures; and (iv) upon request, a certificate of the chief compliance officer of the Sub-Adviser to the effect that the policies and procedures of the Sub-Adviser are reasonably designed to prevent violation of the Federal Securities Laws (as such term is defined in Rule 38a-1);

            (c) provide trade information to the Adviser or its designee - in a manner mutually agreed upon by the Adviser and the Sub-Adviser -- on the first business day following the day of the trade and cause broker confirmations to be sent directly to the Adviser or its designee;

            (d) (1) treat confidentially and as proprietary information of the Funds (a) all records and other information relative to the Funds' prior, present, or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "G-L-B Act"), and (2) except after prior notification to and approval in writing by the Trust, not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by Regulation S-P or the G-L-B Act, and if in compliance therewith, the privacy policies adopted by the Trust and communicated in writing to the Sub-Adviser; such written approval shall not be unreasonably withheld by the Trust and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt or other proceedings for failure to comply after being requested to divulge such information by duly constituted authorities;
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        Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds and
                      BlackRock Investment Management, LLC
                             Dated February 23, 2007

            (e) except as permitted by the Trust's policies and procedures, not to disclose and to treat confidentially all information in respect of the portfolio investments of the Funds, including, without limitation, the identification and market value or other pricing information of any and all portfolio securities or other financial instruments held by the Funds, and any and all trades of portfolio securities or other transactions effected for the Funds (including past, pending and proposed trades);

            (f)   notify the Adviser and the Trust immediately upon detection of
                  (i) any material failure to manage the Funds in accordance with their investment objectives and policies or any applicable law; or (ii) any material breach of any of the Funds' or the Sub-Adviser's policies, guidelines or procedures. To the extent the Sub-Adviser is responsible for any material breach or failure, the Sub-Adviser agrees to correct any such failure promptly and to take any action that the Board may reasonably request in connection with any such breach;

            (g) to the extent reasonably requested by the Trust, the Sub-Adviser agrees to use its best efforts to assist the Trust and the Funds in complying with the Sarbanes-Oxley Act and implementing the Trust's disclosure controls and procedures; the Sub-Adviser agrees to inform the Trust of any material development related to the Funds that the Sub-Adviser reasonably believes is relevant to the Funds' certification obligations under the Sarbanes-Oxley Act;

            (h) comply with the Trust's policies in respect of the prevention of frequent trading or market timing as they may exist from time to time;

            (i) comply with the Trust's Anti-Money Laundering Policy and the Bank Secrecy Act, as amended, the USA PATRIOT Act, and any implementing regulations thereunder, as the same may apply to the Sub-Adviser, now and in the future; the Sub-Adviser further agrees to provide to the Trust and/or the Funds' administrator such reports, certifications and contractual assurances as may be reasonably requested by the Trust. The Trust may disclose information regarding the Sub-Adviser to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation;

            (j) immediately notify the Adviser and the Trust: (i) in the event that the Sub-Adviser or any of its affiliates becomes subject to a statutory disqualification that prevents the Sub-Adviser from serving as an investment Sub-Adviser pursuant to this Agreement, or becomes or expects to become the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority; (ii) of a change in the Sub-Adviser, financial or otherwise, that adversely affects its ability to perform services under this Agreement; (iii) of any reorganization or change in the Sub-Adviser, including any change in its ownership or key employees; or (iv) upon having a reasonable basis for believing that, as a result of the Sub-adviser's managing the investment portfolio of the Funds, the Fund or Funds' investment portfolio(s) has ceased to adhere to the Fund or Funds' investment objectives, policies and restrictions as stated in the Prospectus or Statement of Additional Information or is otherwise in violation of applicable law; and
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        Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds and
                      BlackRock Investment Management, LLC
                             Dated February 23, 2007

            (k) not consult with any other sub-adviser of the Funds or of any other fund managed by the Trust, as prohibited by Rule 17a-10 under the 1940 Act.

      5. Services Not Exclusive; Non-Compete. Except as provided herein, the services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent the Sub-Adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies, or (ii) limit or restrict the Sub-Adviser from buying, selling or trading any securities or other investments (including any securities or other investments which the Funds are eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Funds under this Agreement.

      6. Portfolio Transactions. Investment decisions for the Funds shall be made by the Sub-Adviser independently from those for any other investment companies and accounts advised or managed by the Sub-Adviser. The Funds and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of the Funds and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Sub-Adviser believes to be equitable to the Funds and such other investment company or account. The Funds acknowledge that in some instances, this investment procedure may adversely affect the price paid or received by the Funds or the size of the position obtained or sold by the Funds. To the extent permitted by law, the Sub-Adviser may aggregate the securities to be sold or purchased for the Funds with those to be sold or purchased for other investment companies or accounts in order to obtain best execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Fund and to such other parties.

            The Sub-Adviser shall place orders for the purchase and sale of portfolio securities and shall solicit broker-dealers to execute transactions in accordance with the Funds' policies and restrictions, as articulated in the Fund Documents, regarding brokerage allocations. The Sub-Adviser shall place orders pursuant to its investment determination for the Funds either directly with the issuer or with any broker or dealer selected by the Sub-Adviser. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors the Sub-Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.
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        Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds and
                      BlackRock Investment Management, LLC
                             Dated February 23, 2007

            Consistent with this obligation, the Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Funds and/or other accounts over which the Sub-Adviser or any of its affiliates exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities to the Funds. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or the Funds' principal underwriter, or any affiliated person thereof except as permitted by the 1940 Act or the rules of the Securities and Exchange Commission thereunder.

            In accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act and Rule 17e-1 promulgated thereunder, the Sub-Adviser may, subject to the approval of the Trust's Board of Trustees, engage its affiliates, the Adviser and its affiliates or any other sub-adviser to the Funds and its respective affiliates, as broker-dealers or futures commission merchants to effect Fund transactions in securities and other investments for the Funds.

7. Books and Records. In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

8. Expenses. During the term of this Agreement, the Sub-Adviser shall pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Funds. The Sub-Adviser shall not be responsible for other expenses of the Funds, including, without limitation, fees of the Funds' independent public accountants, transfer agent, custodian and other service providers who are not employees of the Sub-Adviser; tax reporting; taxes levied against the Funds or any of its property; and interest expenses of the Funds.

      9. Compensation. As full compensation for the services provided and the expenses assumed with respect to the Funds pursuant to this Agreement, the Sub-Adviser will be entitled to a fee, computed daily and payable monthly by the Adviser, as set forth in Appendix A attached to this agreement. In the case of termination of this Agreement with respect to the Funds during any calendar month, the fee with respect to such Portfolio accrued to, but excluding, the date of termination shall be paid promptly following such termination.
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        Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds and
                      BlackRock Investment Management, LLC
                             Dated February 23, 2007

            The compensation shall be paid by the Adviser, and not by the Funds, and without regard to any reduction in the fees paid by the Funds to the Adviser under its management contract as a result of any statutory or regulatory limitation on investment company expenses or voluntary fee reduction assumed by the Adviser. Such fee to the Sub-Adviser shall be payable for each month within ten (10) days after the end of such month. If the Sub-Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

      10. Standard of Care; Limitation of Liability. The Sub-Adviser shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies and accounts, but Sub-Adviser, each of its affiliates and all respective partners, officers, directors and employees ("Affiliates") and each person, if any, who within the meaning of the Securities Act controls the Subadviser ("Controlling Persons"), if any, shall not be liable for any action taken or omitted by it in the performance of services rendered hereunder or be subject to any expenses or liability to the Adviser, any other subadviser to the Funds, the Trust or any of the Funds' shareholders, in connection with the matters to which this Agreement relates in the absence of the bad faith, willful misconduct, gross negligence or reckless disregard of the duties of such respective parties. The Adviser acknowledges and agrees that the Sub-Adviser makes no representation or warranty, express or implied, that any investment results will be achieved by the Funds.

      11. Indemnification. The Sub-Adviser shall indemnify and hold harmless the Adviser, the Trust and their officers and employees against any and all costs and liabilities (including legal and other expenses) which the Adviser or the Trust may incur, arising out of the Sub-Adviser's (a) gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, or (b) untrue statement or omission of a material fact required in the registration statement of the Trust, proxy statements of the Trust, or other regulatory filings, if such statement or omission was made in reliance upon information furnished in writing or electronically by the Sub-Adviser for inclusion in such regulatory filings.

            The Adviser shall indemnify the Sub-Adviser, its Affiliates and its Controlling Persons, for any liability and expenses, including without limitation reasonable attorneys' fees and expenses, which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the Commodity Exchange Act.

      12. Reference to the Sub-Adviser. Neither the Adviser nor any of its affiliates or agents shall make reference to or use the name of the Sub-Adviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by the Sub-Adviser to the Funds, which references shall not differ in substance from those included in the current registration statement pertaining to the Funds, this Agreement and the Advisory Agreement between the Adviser and the Trust with respect to the Funds, in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed.

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        Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds and
                      BlackRock Investment Management, LLC
                             Dated February 23, 2007

      13. Duration and Termination. Unless sooner terminated, this Agreement shall continue for a period of two years from the date first set forth above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67 % of the shares of the Funds represented at a meeting if holders of more than 50% of the outstanding shares of the Funds are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Funds, provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement (the "Disinterested Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, with respect to the Funds, on 60 days' notice, by the Adviser, the Sub-Adviser or the Trust's Board of Trustees or by vote of the lesser of (a) 67% of the shares of the Funds represented at a meeting if holders of more than 50% of the outstanding shares of the Funds are present in person or by proxy, or
(b) more than 50% of the outstanding shares of the Funds. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940
Act) or in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

      14. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by the vote of (i) a majority of the outstanding voting securities of the Funds, if required by the 1940 Act or the rules of the Securities and Exchange Commission thereunder, and (ii) a majority of the Disinterested Trustees cast in person at a meeting called for the purpose of voting on such approval.

      15. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

            To The Sub-Adviser at:
                BlackRock Investment Management, LLC
                800 Scudders Mill Road  (2A)
                Plainsboro, N.J.  08536
                Attn:  General Counsel

            To the Adviser or the Trust at:
            ------------------------------
                Atlas Advisers, Inc
                Atlas Funds
                794 Davis Street
                San Leandro, California 94577-6900
                Attention: Legal Department

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        Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds and
                      BlackRock Investment Management, LLC
                             Dated February 23, 2007

      16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of Delaware (without regard to conflict of law principles); provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      18. Personal Liability. The names "Atlas Funds" and "Trustees" refer respectively to the Trust created and to the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of May 15, 2003, as amended, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Delaware and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Atlas Funds" entered into in the name or on behalf hereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

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        Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds and
                      BlackRock Investment Management, LLC
                             Dated February 23, 2007

      19. Further Assurances. Each party hereto shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.


      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



ATLAS FUNDS                                BLACKROCK INVESTMENT MANAGEMENT, LLC

By:                                        By:
    --------------------------------           --------------------------------
Name: W. Lawrence Key                      Name: Donald C. Burke
Title: President & Chief Operating         Title: Managing Director
       Officer

Date:                                  Date:


ATLAS ADVISERS, INC.



By:
    --------------------------------
Name:  Matthew L. Sadler
Title: Senior Vice President
Date:

================================================================================
        Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds and
                      BlackRock Investment Management, LLC
                             Dated February 23, 2007

                                   APPENDIX A
                       SUBADVISORY AGREEMENT FEE SCHEDULE;
                      BLACKROCK INVESTMENT MANAGEMENT, LLC
                            DATED: FEBRUARY 23, 2007


      The provisions of the attached Subadvisory Agreement apply to the following separate series of shares of the Trust:


      1. Atlas Value Fund

      The attached Agreement requires that the Sub-Adviser be paid a fee by the Trust or the Adviser, computed daily and paid each month at the annual rate of:

            .45% of the first $75,000,000 of average daily net assets
            .40% of average daily net assets greater than $75,000,000 and less than $300,000,000
            .375% of average daily net assets in excess of $300,000,000


      2. Atlas Dual Focus Fund

      The attached Agreement requires that the Sub-Adviser be paid a fee by the Trust or the Adviser, computed daily and paid each month at the annual rate of:

            .35% on all average daily net assets


================================================================================
        Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds and
                      BlackRock Investment Management, LLC
                             Dated February 23, 2007